Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Amendment No. 2 to Registration Statement on Form SB-2/A of our reports dated March 22, 2006, on our audits of the financial statements of Intelligent Buying, Inc. as of December 31, 2005 and for the year ended December 31, 2004 and for the prior entity for the period ended March 22, 2004.

We also consent to the reference to our firm under the caption "Experts".

/s/ Paritz & Co.

-----------------------------------------------

Hackensack, New Jersey

August 8, 2006